Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of February 28, 2007, by and between SureWest Communications, a California corporation (“Seller”), and GateHouse Media, Inc., a Delaware corporation (“Purchaser”) (Seller and Purchaser being hereinafter referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS, Seller and Purchaser have entered into the Share Purchase Agreement dated as of January 28, 2007 (“Share Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to Purchaser, all of the issued and outstanding capital stock of SureWest Directories, a California corporation (“Company”);

WHEREAS, Seller and Purchaser have entered into the Publishing Agreement, of even date herewith, (the “Publishing Agreement”) pursuant to which Purchaser is willing to fulfill certain publishing obligations of Seller on the terms and conditions set forth in the Publishing Agreement;

WHEREAS, the Seller or its “Affiliates” (as defined in the Publishing Agreement) own and/or use certain intellectual property identified on Schedule A;

WHEREAS, Seller is willing to license such intellectual property to Purchaser for the benefit of Company, such license to be effective at the time that Purchaser becomes the owner of Company; and

WHEREAS, Purchaser is willing to license such intellectual property on the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, premises and agreements hereinafter set forth, the mutual benefits to be gained by the performance of such covenants, promises and agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

ARTICLE I

LICENSE GRANT

1.1 Seller, on behalf of itself and its Affiliates, and subject to previously granted rights and licenses, if any, hereby grants to Purchaser a personal, royalty-free, fully paid-up, nonexclusive and nontransferable (except as permitted pursuant to Section 8.4 below) license in the intellectual property identified on Part 1 of Schedule A (the “Nonexclusive Intellectual Property”), subject to the conditions and limitations herein.

1.2 Seller, on behalf of itself and its Affiliates, and subject to previously granted rights and licenses, if any, hereby grants to Purchaser a personal, royalty-free, fully paid-up, exclusive and nontransferable (except as permitted pursuant to Section 8.4 below) license in the intellectual property identified on Part 2 of Schedule A (the “Exclusive Intellectual Property”), subject to the conditions and limitations herein. The Nonexclusive Intellectual Property and the Exclusive Intellectual Property shall be collectively referred to as the “Licensed Intellectual Property.”

1.3 The foregoing licenses granted to Purchaser (and any permitted sublicense thereof) are solely for the purposes of using the Intellectual Property in connection with the business of publishing and providing Directory Products, as such term is defined in that certain Non-Competition and Non-Solicitation Agreement, of even date herewith, by and between Purchaser and Seller, in the California counties set forth on Schedule B (the “Territory”) and soliciting and entering into agreements with advertisers to place advertising in the foregoing Directory Products (such business as a whole constituting the “Directory Business”). Upon notice to Seller, Purchaser may to grant a sublicense of the license granted hereunder to any person who is an Affiliate of Purchaser and is engaged in the Directory Business, provided that such person is not engaged in the business of providing or marketing telecommunications, Internet, video programming or wireless services.

1.4 Subject to Section 1.5, below, the foregoing licenses granted to Purchaser do not include the right: (a) to use the Licensed Intellectual Property outside of the Territory; (b) to grant sublicenses to any person who is not an Affiliate of Purchaser or who is not engaged in the Directory Business; and (c) to assign such license other than to permitted successors and assigns of Company. Any attempt to sell, assign, sublicense or transfer any license or other right to use Licensed Intellectual Property shall be void.

1.5 For the avoidance of doubt, Purchaser is not restricted from use of the licensed Intellectual Property outside the Territory in furtherance of its provision of Directory Business within the Territory, such as in solicitation of national advertising accounts.

ARTICLE II

CONDITIONS OF LICENSES

2.1 Notwithstanding any other provision of this Agreement, Purchaser shall not use any Licensed Intellectual Property in a manner that could result after the Closing in a legal commitment of or which could reasonably result in causing any person to believe such person had obtained a legal commitment from Seller or any of its Affiliates.

2.2 Seller shall furnish Purchaser with a list of all applicable customers, suppliers and financial institutions having current business relationships with Company before the Closing Date (the “List”). As promptly as possible, but no later than thirty (30) calendar days after the later of the Closing Date or the date Purchaser receives the List, Purchaser shall notify, in writing, all Persons on the List that Company has been purchased by Purchaser and is no longer affiliated with Seller or any of its Affiliates.

2.3 Purchaser agrees that it shall cause the quality of all Directory Products or other products and services provided by Purchaser, Company or any Affiliate of Purchaser or Company that utilizes the Licensed Intellectual Property in any way not to reflect in a materially negative or harmful manner on Seller or the Licensed Intellectual Property, and to the extent such products and services are comparable, shall be of at least the quality of the products and services provided by Company immediately prior to the Closing.

2.4 Purchaser agrees to reasonably cooperate, and to require Company, all Purchaser Affiliates, and Purchaser’s vendors, representatives and agents to cooperate with Seller in facilitating any Seller inquiry into the use of the Licensed Intellectual Property, and to permit (and require Company, its Affiliates and all others with whom it does business to permit) reasonable, periodic review and/or inspections of such uses as are being made of the Licensed Intellectual Property. Purchaser agrees, and will require Company, Purchaser’s Affiliates, vendors and others with whom it does business to agree that all products and services provided by Purchaser, Company or any Affiliate of Purchaser or Company, or any other person using the Licensed Intellectual Property, and which are marketed, advertised, sold or provided in connection with the use of the Licensed Intellectual Property will be marketed, advertised, sold and provided in accordance with all applicable laws, rules, regulations and orders affecting or governing such use.

2.5 Seller agrees that Purchaser will have met the required standards of quality with respect to the physical attributes (i.e., paper quality, weight and thickness, materials used for covers, spine tabs and fold outs, but expressly excluding any content or intellectual property in or on the foregoing) and other customary measures of the quality of a tangible Directory Product if Purchaser can demonstrate that such physical attributes of its Directory Products are of at least of the quality as those provided by Company prior to the Closing, or alternatively, are of at least the same quality as the directory products of all of the three largest publishers of tangible Directory Products in the United States (excluding Purchaser.)

ARTICLE III

FORM OF USE OF LICENSED INTELLECTUAL PROPERTY

3.1 Purchaser agrees that the style of use of any Licensed Intellectual Property shall be in the form and style conforming to any existing Seller trademark usage guidelines and Brand Identity Standards (“Standards”), a copy of which has been provided to Purchaser. Seller may update the Standards from time to time, provided that such updates apply to Seller and any of its other licensees, and not solely to Purchaser and/or Company. Purchaser shall comply with any updated Standards as soon as reasonably practicable but for each Primary Directory, not later than the next publication date of such Primary Directory, provided that sufficient notice has been given to Purchaser. Unless such submission is waived in writing by Seller, Purchaser shall submit to Seller for review and approval, prior to proposed use, all materials in which the Licensed Intellectual Property are used in accordance with the following:

(a) At least thirty (30) calendar days prior to proposed use, during the first six (6) months after the Closing Date; and

(b) At least fifteen (15) calendar days prior to proposed use, during the balance of the Term of this Agreement.

No person shall publish, distribute or use any such advertising, promotional materials or products or services in which the Licensed Intellectual Property are used without the prior written approval of the Advertising and Brand Compliance representative of Seller listed in Section 8.6, which person Seller may change from time to time on written notice to Purchaser.

3.2 Purchaser also agrees that Purchaser and Company shall cause to appear on all advertisements, promotions and other displays on or in connection with which the Licensed Intellectual Property are used, such legends, markings and notices as Seller may require in order to give appropriate notice of any trademark rights therein.

3.3 Notwithstanding any other provision of this Agreement, Purchaser may not include on the front or back cover (inside or outside), tabs, spine or other three sides of, or packaging containing any print Directory Product or the cover, home page or similar feature of any non-print Directory Product which uses the Licensed Intellectual Property (i) any advertising for telecommunications, Internet, video programming or wireless services (other than that of Seller or its Affiliates) or (ii) any name or brand that is identified with the provision of any of such services, except as required by applicable law.

3.4 Subject to Seller’s prior written approval, Purchaser or Company may co-brand the front covers and spines of the print Directory Products which it publishes for Seller or an Affiliate of Seller with a trademark or trade name of Seller (or upon designation by Seller, an Affiliate of Seller), provided that: (i) with respect to Primary Directories, the Licensed Intellectual Property and Purchaser’s mark or trade name are clearly the dominant brand, and at least one and one-half (1 1/2) times the size of any Seller mark or name.

3.5 Notwithstanding anything to the contrary contained herein, the consent or approval of Seller as to any matter submitted hereunder shall not be unreasonably withheld, conditioned or delayed. If Seller has not disapproved any submission or proposed use, in writing, stating the basis therefore, within ten (10) calendar days of its receipt of such submission or proposed use, such submission or proposed use shall be deemed approved for the proposed use. Once a specific form of use with a product or a service has been approved, no further approval for continuing or reusing such use will be necessary unless there has been a material change in such product or service.

ARTICLE IV

OWNERSHIP AND GOODWILL

4.1 Purchaser and Company acknowledge that Seller (or one or more of Seller’s Affiliates) is the sole and exclusive owner of rights in the Licensed Intellectual Property, and Purchaser and Company undertake not to challenge the validity of the Licensed Intellectual Property, or the registration or application for registration or ownership of the Licensed Intellectual Property by such Affiliate(s) of Seller, and agree that neither Purchaser nor Company, nor any Affiliate of Purchaser or Company, will do, directly or indirectly, anything inconsistent with such ownership.

4.2 Purchaser and Company further acknowledge and agree that all goodwill in the Licensed Intellectual Property generated by its use pursuant to this Agreement shall inure to the benefit of and be on behalf of Seller. Nothing in this Agreement shall give Purchaser or Company, or any other person any right, title or interest in or to the Licensed Intellectual Property other than the rights expressly granted herein, for the use and periods specified.

4.3 Purchaser agrees, and will cause Company and Purchaser’s Affiliates to agree that each and all of them will not utilize the Licensed Intellectual Property or any confusingly similar intellectual property, except as expressly permitted hereunder, will not hereafter seek registration of the Licensed Intellectual Property or any confusingly similar intellectual property, in any name.

ARTICLE V

INFRINGEMENT

5.1 In the event that Purchaser or Company becomes aware of any unauthorized use of the Licensed Intellectual Property, or of any uses that Purchaser or Company believes to be confusingly or substantially similar in nature to the Licensed Intellectual Property (each, an “Unauthorized Use”), Purchaser shall promptly provide Seller with written notice.

5.2 Seller shall have the right, but not the obligation to challenge and attempt to eliminate each Unauthorized Use. In the event that Seller decides to bring an enforcement action, Purchaser and Company shall reasonably cooperate (and shall require its Affiliates and vendors to reasonably cooperate), at Seller’s expense, with Seller in investigating, prosecuting and resolving any enforcement action instituted by Seller against any person engaging in an Unauthorized Use. Seller may bring an action in the name of Seller alone or in the name of both Seller and Purchaser (and/or Company) with counsel selected by Seller and at Seller’s expense. Purchaser, at its own expense, shall have the right to participate with counsel of its own choice in the investigation, prosecution and/or resolution of any such enforcement action instituted by Seller. Seller shall retain any and all proceeds recovered in any such enforcement action Seller institutes and completes. Neither Purchaser, nor Company, nor any Affiliate of Purchaser or Company, shall have the right to prosecute or settle an infringement action against any person who engages in an Unauthorized Use.

ARTICLE VI

ASSURANCES, WARRANTY, LIMITATIONS ON LIABILITY

6.1 From time to time after the date of this Agreement, as and when requested by a party hereto, the other party will execute and deliver, or cause to be executed and delivered, any documents hereto as may be reasonably necessary or appropriate to effectuate the intent of this Agreement.

6.2 Without limiting any of the representations and warranties provided in the Agreement, nothing contained in this Agreement shall be construed as:

(a) requiring the securing or maintaining in force by Seller or Purchaser of any Intellectual Property;

(b) a warranty or representation by Seller or its Affiliates or by Purchaser or its Subsidiaries as to the validity or scope of any Intellectual Property;

(c) a warranty or representation by Seller or its Affiliates that any provisioning of goods and services by Purchaser or Company or the use of Proprietary Business Information, Licensed Intellectual Property, Business Proprietary Software, or Company Intellectual Property, in whole or in part, will be free from infringement of any Intellectual Property, other than the Licensed Intellectual Property;

(d) an agreement by Seller or its Affiliates or by Purchaser or Company to bring or prosecute actions or suits against third parties for infringement of any Intellectual Property; or

(e) an obligation upon Seller or its Affiliates to make any determination as to the applicability of any Intellectual Property to any product or service.

6.3 For the avoidance of doubt, nothing in this Agreement conveys or licenses to Purchaser or Company any customer data of Seller or any Seller Affiliate, or any of the following Intellectual Property: the trademark or trade name “SureWest Communications” and the trademark or trade name “SureWest.”

6.4 Seller represents and warrants that it has not received notice or claims and is not otherwise aware that the Licensed Intellectual Property infringes any third party intellectual property rights.

6.5 EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SECTION 6.4, THERE ARE NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE (EVEN IF A PARTY HAS BEEN MADE AWARE OF SUCH PURPOSE) AND ANY WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY.

6.6 IN NO EVENT SHALL SELLER OR ITS AFFILIATES ON THE ONE HAND, OR PURCHASER AND COMPANY ON THE OTHER HAND, BE LIABLE TO THE OTHER FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST BUSINESS OR PROFITS, OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

ARTICLE VII

TERMINATION/CANCELLATION

7.1 The term of this Agreement shall commence at the Effective Time, and shall continue at all times thereafter, unless terminated/cancelled earlier by either Party as provided herein.

7.2 No waiver of any breach of, or default under, this Agreement shall constitute a waiver of any other breach of, or default under, this Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party waiving the breach or default.

7.3 The licenses for any Licensed Intellectual Property may be terminated at any time my mutual agreement of Seller and Purchaser, which agreement shall bind Company and any Purchaser Affiliate in addition, and any other person using the Licensed Intellectual Property through Purchaser or Company.

7.4 Purchaser may terminate the licenses for any Licensed Intellectual Property at any time by delivering written notice of termination and immediate termination of all uses of the Licensed Intellectual Property.

7.5 If Purchaser or Company voluntarily files for bankruptcy or makes an assignment for the benefit of its creditors, or an involuntary assignment or bankruptcy petition is made or filed against Purchaser or Company, Seller may immediately terminate this Agreement and the licenses granted to Purchaser and Company for all Licensed Intellectual Property.

7.6 In the event of any breach of any material provision of this Agreement related to Licensed Intellectual Property by Purchaser and Company which is not cured within thirty (30) days of written notice by Seller, Seller shall have the right to terminate and cancel the rights and licenses granted to Purchaser or Company under Licensed Intellectual Property as to all Licensed Intellectual Property, and such right to terminate shall not be limited to individual items of Licensed Intellectual Property. The foregoing shall be in addition to any other rights and remedies available to Seller.

7.7 If the Publishing Agreement is terminated for cause by Seller, its Affiliate or its assignee, pursuant to Section 6.2 thereof, this Agreement and all license rights of Purchaser and Company under this Agreement shall terminate.

7.8 Purchaser shall cause any permitted sublicense it enters into with respect to Licensed Intellectual Property to reflect the conditions of this Agreement, including the limitations that may affect the duration of any sublicense as set out in this Article.

7.9 Upon any termination, cancellation or expiration of this Agreement or of any license, all rights of Purchaser, Company, and Purchaser’s Affiliates, and any sublicensee to use the Licensed Intellectual Property shall revert automatically to Seller, and no further use of such Licensed Intellectual Property shall be made by Purchaser, Company or any Affiliate or sublicensee of Purchaser or Company; provided that any print Directory Products for which production has been completed prior to the date of termination, and which cannot be reasonably modified to delete the applicable Licensed Intellectual Property, may be distributed for the intended life of such Directory Product (but in no event more than 12 months following such termination), but all other use shall be terminated.

7.10 The Parties acknowledge and agree that Seller would be irreparably damaged in the event any of the provisions of this Agreement, any license hereunder or any permitted sublicense are not fully performed by Purchaser, Company or their permitted sublicensees in accordance with their specific terms or are otherwise breached by the Purchaser, Company or its their permitted sublicensees and that in such event money damages would be an inadequate remedy for Seller. Accordingly, Purchaser, on behalf of itself and on behalf of Company and their permitted sublicensees hereby agrees that the Seller shall be entitled to seek an immediate injunction to prevent any breaches, including anticipatory or further breaches, of the provisions of this Agreement and any license hereunder and to enforce specifically the terms and provisions hereof in any action instituted in any federal, state or foreign court having jurisdiction, in addition to any other remedy to which the Seller may be entitled at law or in equity. It is understood between the Parties that, in addition to the injunctive relief mentioned above, the Seller shall be entitled to any other relief which may be deemed proper and customary, whether at law or in equity, as of the time such relief is sought, subject to the limitations and restrictions, if any, set forth in this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Seller agrees to enter into an amendment to this Agreement to cover additional trademarks, service marks, domain names, slogans, geographical indications, trademark designs and logos owned by Seller on similar terms and conditions if Seller uses a primary trademark or trade name other than the current “SureWest” marks. In such event, the Parties would negotiate in good faith to add or replace certain marks licensed hereunder with marks that include the new name (e.g., “SureWest Directories” replaced by “New Name Directories”). In such event, the Parties agree that a letter agreement signed by both Parties shall be sufficient to extend this Agreement and all of the terms and conditions hereof to such additional trademarks, service marks, domain names, slogans, geographical indications, trademark designs and logos, if any.

8.2 Except and to the extent expressly provided herein, the provisions of Article X (Miscellaneous) of the Share Purchase Agreement shall apply to this Agreement and such provisions are expressly incorporated herein; provided, however, in the event of conflict between the provisions of this Agreement and the Share Purchase Agreement, the provisions of this Agreement shall take precedence.

8.3 This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California, without regard to the principles of conflict of law thereof. Each of the Parties (i) consents to submit itself to the personal jurisdiction of any State or Federal court located in the Counties of Placer or Sacramento in connection with any dispute that arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court or a California state court located in the Counties of Placer or Sacramento. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.

8.4 If the application of anyone or more of the provisions of this Agreement shall be unlawful under applicable law and regulation, then the Parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Agreement. Should any portion of this Agreement be deemed to be unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portion were initially deleted.

8.5 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding anything to the contrary, Purchaser may, with the prior consent of Seller (not to be unreasonably withheld), (i) assign any of the rights and obligations hereunder to any Affiliate of Purchaser that is actually conducting the Business of Purchaser (including GateHouse Media Directories Holdings, Inc.), provided that such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement and Purchaser continues to remain fully liable for all of its obligations hereunder; or (ii) assign any of its rights and obligations hereunder to a third party in connection with a sale of all or substantially all of the Business of Purchaser and Purchaser’s Subsidiaries (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise) in the Territory, provided that such third party agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding anything to the contrary herein, except with prior consent of Seller (which may be withheld in Seller’s sole discretion), Purchaser may not assign this Agreement or any licenses hereunder (i) to any receiver, trustee or debtor in possession for the benefit of creditors or a bankruptcy estate. This Agreement shall be freely assignable and transferable by Seller to its Affiliates, any assignee of the Licensed Intellectual Property or any successor in interest of Seller.

8.6 The Parties shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments or documents, as the other Party may reasonably request in order to carry out the intent and purposes of this Agreement.

8.7 All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given: (i) immediately when personally delivered; (ii) when received by first class mail, return receipt requested; (iii) one (1) day after being sent by Federal Express or other overnight delivery service; or (iv) when receipt is acknowledged, either electronically or otherwise, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the other party will, unless another address is specified by such party in writing, be sent to the address indicated below:

If to Seller:

SureWest Communications

200 Vernon Street

Roseville, California 95678

Attention: President & CEO

Telecopier: (916) 786-1800

Person to Whom Advertising and Brand Compliance Notice Should be Sent:

SureWest Communications

8150 Industrial Avenue, Building A

Roseville, CA

Attention: Peter Drozdoff, Vice President, Marketing Communications

Telecopier: (916) 786-1156

Email: pdrozdoff@surewest.com

If to Purchaser:

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Attention: Chief Executive Officer

Fax: (585) 248-2631

8.8 Except as expressly provided herein, this Agreement and any attached schedule may be amended only by agreement in writing of the Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by both Parties and then only to the specific purpose, extent and instance so provided. No failure on the part of either Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. In addition, no course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition.

8.9 This Agreement and the Schedules, attached hereto, contain the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of the Parties with respect thereto.

8.10 All captions and headings in this Agreement are for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

8.11 Nothing herein shall be construed as creating any agency, partnership or other form of joint enterprise between Seller and Purchaser.

8.12 The provisions of Sections 2.1, 4.1, 4.2, 4.3, 7.9, 7.10, 8.2, 8.7, 8.8, 8.11, and 8.13 shall survive the termination, cancellation or expiration of this Agreement and continue in full force and effect thereafter.

8.13 Except and only to the extent expressly set forth in Sections 1.1 and 1.2 of this Agreement, Purchaser, on behalf of itself and its permitted sublicensees, agrees that no other rights or licenses, express or implied, are granted under this Agreement to any other intellectual property rights of Seller or its Affiliates.

8.14 This Agreement may be signed and delivered either originally or by facsimile, and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.15 All terms defined herein have the meanings assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined. “Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form. Any instrument defined or referred to herein means such instrument as from time to time amended, modified or supplemented, including by waiver or consent and includes references to all attachments thereto and instruments incorporated therein. References to a Person are, unless the context otherwise requires, also to its successors and assigns. Any term defined herein by reference to any instrument has such meaning whether or not such instrument or Law is in effect. “Shall” and “will” have equal force and effect. “Hereof,” “herein,” “hereunder” and comparable terms refer to the entire instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References in an instrument to “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to a section or subdivision of or an attachment to such instrument. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa.

8.16 The confidentiality provision set forth in Section 6.3 of the Share Purchase Agreement is incorporated herein by reference and shall apply to the Parties hereto. The obligations thereunder shall survive the termination or expiration of this Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

GATEHOUSE MEDIA, INC.

By	/s/ Michael E. Reed
Michael E. Reed Chief Executive Officer

SUREWEST COMMUNICATIONS, a California corporation

By	/s/ Steven C. Oldham
Steven C. Oldham President and CEO

SIGNATURE PAGE TO LICENSE AGREEMENT